UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Abington Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 26, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Abington Bancorp, Inc. to be held on Thursday, July 31, 2003 at 11:00 a.m., local time, at the Sheraton Braintree Hotel, 37 Forbes Road, Braintree, Massachusetts.

At the Annual Meeting, you will be asked to consider and vote upon the election of a class of three Directors and the 2003 Stock Incentive Plan. The Board of Directors has fixed the close of business on Wednesday, June 11, 2003 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

The officers and Directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

You are urged to sign and return the enclosed proxy promptly in the postage-paid envelope provided for your convenience.

Sincerely,

James P. McDonough
President and Chief Executive Officer

Abington Bancorp, Inc., 97 Libbey Parkway, Weymouth, MA 02189

ABINGTON BANCORP, INC.

97 Libbey Parkway

Weymouth, Massachusetts 02189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 31, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Abington Bancorp, Inc., a Massachusetts bank holding company (the “Company”), will be held at the Sheraton Braintree Hotel, 37 Forbes Road, Braintree, Massachusetts, on Thursday, July 31, 2003, beginning at 11:00 a.m., local time, for the following purposes:

1.	To elect a class of three Directors of the Company for a three-year term;

2.	To approve the Abington Bancorp, Inc. 2003 Stock Incentive Plan; and

3.	To transact such further business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

The Board of Directors recommends that you vote FOR the nominees for Director listed in the accompanying proxy statement and FOR the 2003 Stock Incentive Plan.

The Board of Directors has fixed the close of business on Wednesday, June 11, 2003 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on June 11, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Joanne Strondak Clerk

Weymouth, Massachusetts

June 26, 2003

IMPORTANT

Even though you may plan to attend the Annual Meeting in person, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

ABINGTON BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, July 31, 2003

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Abington Bancorp, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sheraton Braintree Hotel, 37 Forbes Road, Braintree, Massachusetts, on Thursday, July 31, 2003, beginning at 11:00 a.m., local time, and at any adjournments thereof.

This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about June 26, 2003 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Wednesday, June 11, 2003 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 3,823,051 shares of the Company’s Common Stock, $.10 par value per share (the “Common Stock”), issued, outstanding and entitled to vote at the Annual Meeting and approximately 823 holders of record of Common Stock. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof.

The presence, in person or by proxy, of at least a majority in interest of all Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director. The affirmative vote of a majority of the Common Stock present and voting, in person or by proxy, is required to approve the 2003 Stock Incentive Plan. Votes withheld from any nominee and abstentions and broker “non-votes” will count as “present” toward formation of a quorum for transaction of business at the Annual Meeting. A non-vote occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Assuming the presence of a quorum, abstentions and broker non-votes will have no effect on the outcome of the election of Directors, but will have the effect of a negative vote with respect to the 2003 Stock Incentive Plan. Votes will be tabulated by the Company’s transfer agent, Registrar and Transfer Company.

Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the three nominees for Director listed in this Proxy Statement and FOR the 2003 Stock Incentive Plan.

Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (97 Libbey Parkway, Weymouth, Massachusetts 02189), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

The Annual Report to Stockholders includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission (excluding exhibits). Additional copies of the Company’s Annual Report on Form 10-K (excluding exhibits) are available without charge upon request. Such requests should be directed to James K. Hunt, Treasurer and Chief Financial Officer, Abington Bancorp, Inc., 97 Libbey Parkway, Weymouth, Massachusetts 02351, (781) 682-6400.

GENERAL

Abington Bancorp, Inc. is the holding company for Abington Savings Bank (the “Bank”).

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of 13 members and is divided into three classes, as nearly equal in size as practicable. Effective as of the Annual Meeting, the Board of Directors has set the size of the Board at 11. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Company has nominated William F. Borhek, Ann M. Carter and Rodney D. Henrikson as Directors for a three-year term. Each of the nominees is currently serving as a Director of the Company.

Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the three nominees, to hold office until the 2006 annual meeting of stockholders or special meeting in lieu thereof and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder’s instructions will be followed.

The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

The Board of Directors recommends that you vote FOR the nominees for Director listed in this Proxy Statement.

Information Regarding Nominees and Directors

The following table sets forth certain information as of June 11, 2003 regarding the current Directors of the Company whose term of office will continue after the Annual Meeting and the nominees for Director:

Name	Age	Director Since*	Term as Director Will Expire
Bruce G. Atwood	65	1978	2004
** William F. Borhek	64	1980	2003
** Ann M. Carter	47	2002	2003
Joel S. Geller	62	1982	2004
** RodneyD. Henrikson	67	1973	2003
James P. McDonough	52	1990	2005
John P. O’Hearn, Jr.	63	2002	2004
Gordon N. Sanderson	70	1985	2005
Laura J. Sen	47	2001	2004
Wayne P. Smith	65	1973	2005
Jeffrey S. Stone	46	2002	2005

*	Includes (where applicable) service as a trustee of the Bank prior to its conversion from mutual to stock form in 1986 (the “Conversion”) and as director of the Bank from the date of the Conversion to the establishment of the Company as the holding company of the Bank on January 31, 1997. All Directors of the Company are also Directors of the Bank.

**	Nominees for Director.

The principal occupation and business experience during at least the last five years of each Director and nominee is as follows:

Bruce G. Atwood has been Vice President-Operations and Treasurer of Hyer Industries, Inc., a manufacturer of industrial scales, since 1978.

William F. Borhek has been President of Wm. F. Borhek Insurance Agency, Inc., a general insurance agency, since 1964.

Ann M. Carter has been Executive Vice President and Chief Operating Officer of The Rasky/Baerlein Group, a Boston-based full-service communication firm, since 1997. From 1994 until 1997, she was Senior Vice President and Director of Client Service. Prior to joining The Rasky/Baerlein Group in 1994, she was a Vice President at Winthrop Financial Associates, a real estate investment and management company, for ten years.

Joel S. Geller has been a partner in Wein-Gell Associates, an investment firm, since 1969. Until February 2000, he was the owner-manager and a director of Abington Liquors Corp., a retail liquor store.

Paul C. Green was the President, Chief Executive Officer and Chairman of the Board of Massachusetts Fincorp, Inc. from its formation in 1998 and of The Massachusetts Co-operative Bank from 1991 until, in each case, the bank and the company were acquired by the Company in 2002.

Rodney D. Henrikson has been Treasurer of Henrikson Realty Corp., a real estate company, since 1974 and President since 1997. He was Treasurer of Henrikson’s Dairy, Inc., a food processing and distribution company, from 1974 through 1984 and President from 1984 through 1986.

A. Stanley Littlefield is an attorney in private practice in Abington, Massachusetts. He was formerly District Attorney of Plymouth County.

James P. McDonough has been President and Chief Executive Officer of the Company since its incorporation on October 15, 1996. Mr. McDonough has also served as President and Chief Executive Officer of the Bank since August 1991. Previously, he served as President and Chief Operating Officer of the Bank from November 1990 to August 1991 and Senior Vice President-Lending of the Bank from December 1987 to November 1990. Mr. McDonough was also Vice President-Regional Manager of GEM Mortgage Corporation of North America from 1983 to 1987. Mr. McDonough is a graduate of Massasoit Community College and Boston State College.

John P. O’Hearn, Jr. is Executive Vice President and Director of Meredith & Grew, Inc., a real estate firm, where he has been employed since 1962.

Gordon N. Sanderson has been retired since 1991. From 1970 to 1991, he was Vice President-Sales of B & W Press, Inc., a specialty printing company.

Laura J. Sen is a consultant. She was Executive Vice President, Merchandise for BJ’s Wholesale Club from 1997 to February 2003. She was Vice President, Logistics from 1989 to 1993 and Senior Vice President, General Merchandise from 1993 to 1997.

Wayne P. Smith is Treasurer and a director of Suburban Enterprises Inc., Abington, Massachusetts, a sales and marketing firm.

Jeffrey S. Stone has served as the President and Chief Executive Officer of Tweeter, Inc. since January 2000 and as Chief Operating Officer from 1990 to 2000. He has served as a Director of Tweeter since 1990. From 1987 to 1990, Mr. Stone served as the Executive Vice President of Bread & Circus, a specialty natural foods supermarket chain, and from 1983 to 1987 as Vice President of Human Resources and Training for Scandinavian Design, a specialty furniture retailer.

Committees and Meetings of the Board of Directors

For the year ended December 31, 2002, the Company’s Board of Directors met 13 times and the Bank’s Board of Directors met 15 times. Each incumbent Director attended at least 75% of all meetings of the Company’s Board and the Bank’s Board and any committees thereof of which he was a member.

The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee (as well as other committees, described below).

The Executive Committee, of which Messrs. Atwood, Geller, Henrikson, McDonough and Smith are the current members, is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. The Executive Committee also serves as the Executive Committee of the Bank’s Board. During 2002, the Executive Committee met 12 times.

The Audit Committee is currently comprised of Ms. Carter and Messrs. Henrikson, Sanderson and Stone. For a description of the Audit Committee’s duties and responsibilities, please refer to the “Report of the Audit Committee,” below. During 2002, the Audit Committee met eight times.

The Compensation and Organization Committee (“Compensation Committee”), of which Messrs. Atwood and Smith and Ms. Sen are the current members, reviews and establishes salaries and other compensation of certain officers and employees of the Company and its subsidiaries and administers the Company’s stock option plans. The Compensation Committee also serves as the Compensation Committee of the Bank’s Board. The Compensation Committee met eight times during 2002.

The Nominating Committee, of which Messrs. Atwood and Smith and Ms. Carter are the current members, nominates candidates for election as Directors. In accordance with the Company’s By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws.

The Bank maintains a Community Reinvestment Act (“CRA”) Committee consisting of members of the Board of Directors and Bank employees. The Directors who currently serve on the CRA Committee are Messrs. Green, Littlefield and Sanderson. A senior officer of the Bank chairs the committee. The CRA Committee reviews the Bank’s policy with respect to the Community Reinvestment Act and establishes the Bank’s goals and guidelines in this area. The CRA Committee met four times during 2002.

The Bank also maintains a Loan Committee, of which Messrs. Borhek, Geller, Littlefield, McDonough and O’Hearn are the current members. The primary responsibilities of the Committee include overseeing the administration of the Bank’s Loan Policy, monitoring credit quality trends, reviewing and recommending to the Board of Directors the Loan Loss Reserve calculation, reviewing the quarterly Watch List and approving charge-offs. The Loan Committee met 30 times during 2002.

Compensation of Directors

During the year ended December 31, 2002, Directors received $600 for each Bank Board meeting that they attended and an annual fee of $8,000. Effective January 1, 2003, these fees were increased to $875 for each Bank Board meeting attended and an annual fee of $9,000. During 2002, members of the Executive Committee and the Loan Committee received an annual fee of $7,000 for service on each committee, members of the Compensation Committee and the Audit Committee received an annual fee of $5,000 for service on each committee and members of all other committees received $600 for each committee meeting that they attended during the year. Effective January 1, 2003, committee members receive an annual fee of $8,000 for their service on all committees of which they are members. Members of the Board who are employees of the Bank or the Company do not receive these fees. Generally, the Company’s Board of Directors meets immediately prior to or after a Bank Board meeting. In such instances, Directors do not receive additional fees for attendance at meetings of the Company’s Board. Otherwise, the Directors of the Company receive the same fees they receive for attendance at a Bank Board meeting.

In October 2002, the Company adopted a Former Director Advisory Board Service Plan that replaces the Transition and Retirement Plan for Directors adopted in 2000 and creates a Former Director Advisory Board (“Advisory Board”). Directors who served on the Board of Directors for at least 15 years are eligible to serve on the Advisory Board. Active members of the Advisory Board receive annual compensation equal to the Director’s Fee Income (as defined below) for up to eight years if they served on the Board for 20 or more years and for up to four years if they served on the Board for at least 15, but less than 20, years. However, payments under the Plan terminate when the Director attains the age of 78, except for Directors serving on the Board at the time the Plan was adopted who retire not later than December 30, 2003. Fee Income is defined in the Plan as the average per-person compensation paid to all Directors in the calendar year prior to the calendar year in which the Director retired, except that for non-grandfathered Directors who retire after the age of 70, Fee Income is defined in the Plan as the average per-person compensation paid to all Directors in the calendar year prior to the retiring Director’s attaining the age of 70.

Report of the Audit Committee

During 2002, the Audit Committee consisted of Mr. Sanderson (who served as Chair), Mr. Carver, Ms. Sen (until July 2002) and Mr. Stone (beginning in July 2002). The current members of the Audit Committee are  Ms. Carter (Chair) and Messrs. Henrikson, Sanderson and Stone.

Each member of the Company’s Audit Committee is “independent” within the meaning of the Nasdaq Stock Market’s marketplace rules.

The Company’s Audit Committee operates under a written charter adopted and approved by the Board. In 2003, the Board, acting upon the recommendation of the Audit Committee, approved and adopted the revised written charter attached to this Proxy Statement as Appendix A.

The Company’s Audit Committee has responsibility for oversight of the Company’s audit process and for monitoring the accounting, financial reporting, data processing, regulatory, and internal control functions. One of the Audit Committee’s primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the Company’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, who report directly to the Audit Committee. The Audit Committee regularly meets privately with the Company’s independent auditors, who have unrestricted access to the Audit Committee.

The other duties and responsibilities of the Company’s Audit Committee are to: (1) oversee and review the Company’s financial reporting process and internal control systems; (2) evaluate the Company’s financial performance, as well as its compliance with laws and regulations; (3) oversee management’s establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The Company’s Audit Committee has:

•	met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent auditors, including a discussion of the quality and effect of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of PricewaterhouseCoopers LLP regarding the reasonableness of those estimates; and

•	received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (entitled “Independence Discussion with Audit Committees”), discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP.

Based on the review and discussions noted above, the Company’s Audit Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

AUDIT COMMITTEE

Ann M. Carter, Chair

Rodney D. Henrikson

Gordon N. Sanderson

Jeffrey S. Stone

PROPOSAL 2—APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

The Board of Directors of the Company has adopted the Abington Bancorp, Inc. 2003 Stock Incentive Plan (the “2003 Plan”), subject to approval by the stockholders. The Plan must be approved by the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting and voting on the 2003 Plan. The full text of the 2003 Plan as adopted by the Board of Directors is printed as Appendix B. The following is a summary of some of its provisions.

The 2003 Plan will be administered by a committee (the “Plan Committee”) of the Board of Directors consisting of all members of the Compensation Committee (not less than two persons) who qualify both as “Non-employee Directors” within the meaning of Section 16b-3 under the Exchange Act and as “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code. Notwithstanding the foregoing, any power of the Plan Committee may also be exercised by the full Board of Directors in lieu of the Committee. The Plan Committee will select the individuals to whom options are granted and will determine the terms of each option, subject to the provisions of the 2003 Plan. Options may be granted under the 2003 Plan to officers, directors and employees. As of June 1, 2003, 12 directors (excluding Mr. McDonough, who is also an officer of the Company) and approximately 31 officers and 334 non-officer employees were eligible to participate in the 2003 Plan.

The 2003 Plan authorizes the grant of options to purchase Common Stock intended to qualify as incentive stock options (“Incentive Options”), as defined in Section 422 of the Code, and options that do not so qualify (“Non-Qualified Options”). Up to 175,000 shares of Common Stock (subject to adjustment upon certain changes in the capitalization of the Company) may be issued pursuant to awards granted under the 2003 Plan. In no event may any Plan participant be granted awards with respect to more than 50,000 shares of Common Stock in any calendar year. The closing price of the Common Stock on June 11, 2003 was $22.95.

No Incentive Options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (“greater-than-ten-percent-stockholders”)). The exercise price of all Options granted under the 2003 Plan must be at least equal to the average of the closing price per share of the Common Stock for the 20 business days prior to and including the date of grant (the “fair market value”) (110% of fair market value in the case of an Incentive Option granted to a greater-than-ten-percent-stockholder). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed one hundred thousand dollars ($100,000). Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee’s lifetime, only by the optionee.

Options generally may not be exercised (i) after termination of the optionee’s employment or directorship by the Company for cause or voluntarily by the optionee without cause, (ii) 30 days after termination of the optionee’s employment or directorship by the Company without cause, (iii) 30 days after termination of the optionee’s employment or directorship with the Company by retirement in accordance with the Company’s retirement policies, (iv) 90 days following the optionee’s termination of employment or directorship with the Company by reason of disability, or (v) 180 days following the optionee’s termination of employment or directorship with the Company by reason of death. In all cases, however, the Plan Committee has the discretion to extend the exercise date.

Payment of the exercise price of the shares subject to the option may be made (i) in cash or by certified or bank check or other instrument acceptable to the Plan Committee for an amount equal to the option price for such shares, (ii) with the consent of the Plan Committee, in the form of mature shares of Common Stock having a fair market value equal to the option price of such shares, (iii) with the consent of the Plan Committee, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price, provided that the optionee and the broker comply with any procedures and enter into any agreements prescribed by the Plan Committee as a condition of such payment procedure, (iv) with the consent of the Plan Committee, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the option by a number of shares of Common Stock having a fair market value equal to such aggregate exercise price, or (v) by any other means which the Plan Committee determines are consistent with the purpose of the 2003 Plan and with applicable laws and regulations.

In the event of a change of control, as defined in the 2003 Plan, (i) the time for exercise of all unexercised and unexpired awards will be automatically accelerated, effective as of the effective time of the change in control (or such earlier date as may be specified by the Plan Committee) and (ii) after the effective time of the change of control, all unexercised awards will remain outstanding and will be exercisable in full for shares of Common Stock or, if applicable, for shares of such securities, cash or property as the holders of shares of Common Stock received in connection with the change of control.

Federal Income Tax Information with Respect to the 2003 Plan.    The grantee of a Non-Qualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Non-Qualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Non-Qualified Option.

The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon exercise of an Incentive Option, except that the excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit, which may be carried forward indefinitely to be used as a credit against regular tax liability in a later year; however, the minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the underlying shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year). In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder recognizes ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or within one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

New Plan Benefits.    The Company is unable to determine the dollar value and number of options that may be received by or allocated to any of the persons who are eligible to participate in the 2003 Plan because options are granted by the Compensation Committee of the Board on a discretionary basis.

Unless authority to do so has been limited in a proxy, it is the intention of the persons named as proxies to vote the shares represented by the proxy FOR the approval of the 2003 Plan.

The Board of Directors recommends that you vote FOR the proposal to approve the 2003 Stock Incentive Plan.

MANAGEMENT

Executive Officers

The names and ages of all executive officers of the Company and the Bank as of June 11, 2003 and the principal occupation and business experience during at least the last five years for each are set forth below:

James P. McDonough.    For biographical information concerning Mr. McDonough, see “Election of Directors—Information Regarding Directors and Nominees” above.

Kevin M. Tierney, Sr. has been Vice President of the Company since June 1999, Executive Vice President of the Bank since November 1998 and Chief Operating Officer of the Bank since May 2000. Prior to November 1998, he served as Executive Vice President/General Manager for the Consumer Network Services Division of Electronic Data Services, Inc., overseeing all operations for the Division from October 1997 to November 1998. From 1986 to October 1997, Mr. Tierney served as a Senior Vice President of Retail Banking and Operations for Salem Five Cents Savings Bank. Prior to that, from 1983 to 1986, he served as Regional Business Manager for the Electronic Financial Services Division of Automatic Data Processing. Mr. Tierney is 44 years old.

James K. Hunt has been Chief Financial Officer and Treasurer of the Company and the Bank since April 15, 2003. From October 2002 to January 2003, Mr. Hunt served as interim Chief Financial Officer at Eastern Bank, and from 2000 to 2002 he was Executive Vice President, Chief Financial Officer and Treasurer of People’s Bancshares, Inc. and People’s Savings Bank of Brockton. Mr. Hunt was Executive Vice President, Chief Financial Officer and Treasurer at UST Corp. and USTrust in Boston, MA from 1994 to 2000. Mr. Hunt is a graduate of Husson College, Bangor, ME with a B.S. degree in Accounting. Mr. Hunt is 59 years old.

Jack B. Meehl, Jr. has been Senior Vice President, Business Banking Division of the Bank since February 2000. Mr. Meehl served as Senior Vice President and Area Manager for Small Business Services at Fleet National Bank from 1992 to 1999. From 1971 to 1992 he held various positions at Bank of New England, including Vice President and Team Leader of the Community Lending and Commercial Real Estate Lending Groups. Mr. Meehl is a graduate of Curry College with a B.S. degree in Economics. Mr. Meehl is 53 years old.

W. Cleveland Cogswell has been Senior Vice President, Consumer Banking Division of the Bank since March 2003. From 1990 to 2001, he served as Sales Director for Fleet Small Business Division and Sales Director for BankBoston Retail Banking. Mr. Cogswell holds a B.A. from the University of New Hampshire and is 46 years old.

All executive officers of the Company and the Bank hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of two-thirds of the Board of Directors.

Executive Compensation

Summary Compensation Table.    The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company and the Bank with respect to the Chief Executive Officer and the Company’s and the Bank’s most highly compensated officers other than the Chief Executive Officer who served as officers during or at the end of fiscal 2002 and whose annual compensation exceeded $100,000 for fiscal 2002.

Summary Compensation Table

		Annual Compensation			Long Term Compensation	All Other Compensation
Name and Principal Position	Fiscal Year	Salary(2)	Bonus(3)	Other(4)	Option Grants
James P. McDonough President and Chief Executive Officer of the Company and the Bank	2002 2001 2000	$325,023 310,690 292,898	$97,292 0 116,000		0 10,000 10,000	$15,566 21,180 12,992	(1)

Kevin M. Tierney, Sr. Vice President of the Company; Executive Vice President and Chief Operating Officer of the Bank	2002 2001 2000	181,783 173,398 161,050	50,209 0 54,208		0 8,500 11,000	52,817 53,483 5,247	(1)

Robert M. Lallo (5)	2002 2001 2000	143,838 138,318 133,184	26,211 0 43,930		0 8,500 19,000	23,101 25,949 5,758	(1)

Jack B. Meehl, Jr. (6) Senior Vice President, Business Banking Division of the Bank	2002 2001 2000	109,070 104,039 89,683	23,106 17,988 24,749		0 6,400 10,000	8,444 8,967 506	(1)

Cynthia A. Mulligan (7)	2002 2001 2000	102,594 107,190 31,479	20,780 20,780 2,000		0 0 10,000	6,400 6,039 0	(1)

(1)	Includes life insurance premiums of $2,429, $592, $410, $762 and $267 for Messrs. McDonough, Tierney, Lallo and Meehl and Ms. Mulligan, respectively; allocation of shares of Company Common Stock under the Bank’s Employee Stock Ownership Plan (the “ESOP”), the dollar value of which was $8,414, $7,796, $5,459 and $6,175 for Messrs. McDonough, Tierney, Lallo and Meehl, respectively; and the Company’s contribution to the 401(k) accounts of Messrs. McDonough, Tierney, Lallo and Meehl and Ms. Mulligan in the amounts of $11,500, $10,225, $7,691, $7,682 and $6,133, respectively. For Messrs. Tierney and Lallo, includes $42,000 and $15,000, respectively, contributed by the Bank to a Trust for providing a supplemental retirement benefit for Messrs. Tierney and Lallo. See “Supplemental Executive Retirement Agreements.” Because Mr. McDonough’s supplemental executive retirement agreement provides for a defined benefit, does not include amounts accrued by the Bank with respect to his agreement, but does include the economic value of term life insurance purchased in connection with his agreement. See “Supplemental Executive Retirement Agreements.”

(2)	Represents gross salary prior to deduction for employee’s voluntary 401(k) contribution.

(3)	Bonuses are reported for the year they were earned, even if paid in the subsequent year.

(4)	Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled “Salary” and “Bonus” for each officer and, accordingly, are omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(5)	Mr. Lallo was Chief Financial and Treasurer of the Company and Executive Vice President, Treasurer and Chief Financial Officer of the Bank through April 14, 2003.

(6)	Mr. Meehl joined the Company in February 2000.

(7)	Ms. Mulligan was Senior Vice President, Consumer Banking Division of the Bank from September 2000 through December 4, 2002.

Option Grants.    No options were granted to any of the executive officers named in the Summary Compensation Table for the fiscal year ended December 31, 2002.

Option Exercises.    The following Fiscal Year-End Option Table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 2002 and stock options held as of  December 31, 2002 by the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End(1)
Name	Shares Acquired On Exercise	Value Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
James P. McDonough	40,000	$484,400	70,000	10,000	$726,625	0
Kevin M. Tierney, Sr.	0	0	39,500	0	295,313	0
Robert M. Lallo	5,400	72,520	34,500	7,000	304,188	0
Jack B. Meehl, Jr.	0	0	16,400	0	148,218	0
Cynthia A. Mulligan	10,000	101,900	0	0	0	0

(1)	Value is based on the last sales price of the Company Common Stock of $20.905 on December 31, 2002, as reported by The Nasdaq Stock Market National Market System, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Company Common Stock on the date of the sale of the shares underlying the options.

(2)	Value is based on the last sales price of the Company Common Stock on the date of exercise, less the applicable option exercise price.

Compensation Committee Report

The Compensation Committee of the Board is currently composed of three Directors, Messrs. Atwood and Smith and Ms. Sen. The Committee administers the Company’s stock option plans and is charged with the responsibility of reviewing and approving executive officers’ compensation. The following describes the compensation programs in effect during fiscal 2002.

Compensation Policy

The Company’s compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company (as compared to its annual business plan) and on individual goals established for each of the executives for the fiscal year. The Company also has longer-term incentives based on stock options. All three components of compensation are reviewed by the Committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed in establishing the new compensation. The

Chief Executive Officer prepares a performance review, including an assessment of prior-year performance, for each executive officer, and then communicates this information to the Compensation Committee. Based on this information and the Compensation Committee’s performance review of the Chief Executive Officer, which is based on its assessment of the degree to which the Chief Executive Officer accomplished pre-established strategic and financial goals, the Compensation Committee makes recommendations to the Board of Directors, which establishes annual executive salaries for the next year.

Executive officers and key management employees of the Company and the Bank participate in the Company’s Management Incentive Compensation Program (the “Bonus Plan”). Payments under the Bonus Plan are contingent on the Company meeting its strategic and operational objectives for the fiscal year. Bonuses may be awarded for the achievement of the Company’s financial performance goals and an individual participant’s objectives. Bonus awards are determined by a defined formula; factors considered in this formula include financial performance of the Company, return on equity and evaluation of achievement of strategic and/or operational goals and unit profitability. Based on the extent to which the Company achieves those objectives, participants may receive from 15% to 40% of base salary, depending on the Bonus Plan group. The Committee reviews both individual and Company goals annually. However, the Board of Directors has final authority with respect to all bonus awards. Approximately 30.1% of the Company’s compensation to executives of the Company and the Bank in fiscal 2002 was in the form of bonuses.

On March 27, 1997, the Board of Directors of the Company adopted a Long Term Performance Incentive Plan (the “LTIP”) as an incentive for executive management and members of the Board of Directors to build long-term shareholder value. The LTIP replaces a similar plan previously adopted by the Bank. The LTIP provides a mechanism for granting options under the Company’s option plan. The LTIP was amended in February 2000 to provide that options granted under the LTIP on or after the date of amendment are fully vested on the date of grant. Options granted prior to amendment of the LTIP become exercisable after the fair market value per share of the Common Stock exceeds 120% of the exercise price for a period of 30 consecutive business days, upon the ninth anniversary of the date of grant or upon a change of control of the Company.

Chief Executive Officer Compensation

Mr. McDonough’s salary, bonus and stock options are determined by the Compensation Committee substantially in accordance with the policies described above relating to all executives of the Company.

COMPENSATION COMMITTEE

Bruce G. Atwood, Chairman

Laura J. Sen

Wayne P. Smith

Compensation Committee Interlocks and Insider Participation

Bruce G. Atwood, Ralph B. Carver, Jr., A. Stanley Littlefield and Laura J. Sen served on the Compensation Committee during all or part of fiscal 2002. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders, except as described below under “Certain Transactions with Management of the Company and Others.” No person serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the Board of Directors or on that entity’s compensation committee.

401(k) Plan

The Bank has a defined contribution plan pursuant to Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. Subject to certain eligibility requirements, the 401(k) plan permits each participant to defer up to 75% of such participant’s annual salary up to a maximum annual amount ($11,000 in calendar year 2002). The Bank contributes to the account of each eligible plan participant an amount equal to 3% of the plan participant’s annual compensation and matches 50% of the first 6% of annual salary contributed by a participant.

Retirement Plan

The Board of Directors of the Bank voted to terminate the Bank’s Savings Banks Employees Retirement Association Pension Plan, a qualified, tax-exempt defined benefit plan, effective on or about December 31, 2000. In connection with the termination of the Plan, the Bank’s Board of Directors also voted to cease the accrual of pension benefits, effective October 31, 2000.

As a result of the termination of the Plan, eligible employees were offered a single sum settlement equal to the value of their benefits under the Plan. In addition, a portion of the surplus of the Plan has been used to enhance benefits of eligible employees. Eligible employees who did not roll over these benefits into other pension vehicles are subject to significant tax penalties. Distributions were made in February 2002. The following are settlements and enhancements for the executive officers named in the Summary Compensation Table.

Executive	Basic Value	Enhancement	Total
James P. McDonough	$182,276	$116,692	$298,968
Kevin M. Tierney, Sr.	17,606	10,446	28,052
Robert M. Lallo	34,566	23,907	58,473
Jack B. Meehl, Jr.(1)	0	0	0
Cynthia A. Mulligan(1)	0	0	0

(1)	Neither Mr. Meehl nor Ms. Mulligan was eligible to participate in the Plan prior to its termination.

Termination of Employment and Change-in-Control Arrangements

The Company and the Bank have entered into special termination agreements with Messrs. McDonough, Tierney and Meehl.

The Agreements provide for severance payments if the officer’s employment with the Company or the Bank is terminated within three years following a change in control of the Company (as defined in the agreements) under certain circumstances, including either (1) termination of the officer’s employment by the Company or the Bank for any reason other than death, deliberate dishonesty with respect to the Company or any subsidiary or affiliate thereof or conviction of a crime involving moral turpitude, or (2) resignation by the officer subsequent to the occurrence of any of the following events: (a) a reduction in compensation, (b) a significant change in the officer’s authority or responsibility, (c) a reasonable determination by the officer that he is unable to exercise his prior authority or responsibility as a result of such change in control or (d) the failure by the Company or the Bank to continue any material compensation, incentive, bonus or benefit plan (or provide an appropriate substitute plan) or the failure by the Company or the Bank to continue the officer’s participation therein on a basis not materially less favorable as existed at the time of the change of control. In such event, the officer would receive a lump sum payment equal to approximately three times the officer’s average annual compensation (including bonuses) over the five years prior to the change in control.

Supplemental Executive Retirement Agreements

The Bank has entered into a supplemental executive retirement agreement with James P. McDonough dated as of August 23, 2001 and a related split dollar agreement for the purpose of providing a supplemental retirement benefit to Mr. McDonough. The Bank has established a trust for the purpose of holding funds contributed by the Bank to fund this benefit.

The agreement provides that Mr. McDonough will be entitled to receive at age 65 an annual supplemental retirement benefit (payable in equal monthly installments during Mr. McDonough’s life or for a minimum of 20 years) calculated by (x) multiplying (i) 65% times (ii) Mr. McDonough’s final average compensation (as defined in the agreement) and by (y) subtracting from such result the following: (i) one half of the annual amount payable to Mr. McDonough as a primary social security retirement benefit at age 65, (ii) the annual pension payable to Mr. McDonough from defined benefit pension plans at age 65, as if such pension were paid as a single-life annuity and (iii) the annual annuity equivalent (as defined in the agreement) for any defined contribution plans maintained by the Bank or the Company during Mr. McDonough’s employment.

If Mr. McDonough’s employment with the Bank is terminated other than for cause (as defined in the agreement) prior to his attaining the age of 65, Mr. McDonough is entitled to receive, at age 65, a lesser benefit.

If Mr. McDonough dies prior to age 65 while he is employed by the Bank or the Company, in lieu of the benefit provided under his supplemental executive retirement agreement, his designated beneficiary is entitled to a benefit equal to three times Mr. McDonough’s final average compensation plus the aggregate amount of all accruals made by the Bank or the Company with respect to the benefit up to the end of the then-preceding year.

If within three years following a change in control (as defined in the agreement) Mr. McDonough’s employment is terminated for other than cause or death or Mr. McDonough resigns following the failure of the Board of Directors to elect him to the office of President and Chief Executive Officer or his salary, benefits or scope of responsibility are reduced, Mr. McDonough is entitled to receive the benefit to which he would have been entitled had he resigned at age 65. If Mr. McDonough dies before age 65, his designated beneficiary is entitled to receive a benefit equal to three times Mr. McDonough’s final compensation for the three calendar years (out of his final five calendar years of employment with the Bank) during which his compensation was the highest plus an amount equal to the accruals previously made by the Bank or the Company with respect to the SERP benefit.

The Bank has entered into a supplemental executive retirement agreement with Kevin M. Tierney, Sr., dated as of July 26, 2001, for the purpose of providing a supplemental retirement benefit to the executive. Pursuant to each of the agreement, the Bank will make an annual contribution to a trust during the term of the executive’s employment with the Bank. The executive becomes fully vested in the funds contributed to the trust (including the investment proceeds thereon) on the date that is the later to occur of (i) two years from the date of the agreement or (ii) five years from the date the executive commenced employment with the Bank. In addition, the executive becomes fully vested upon (i) termination of the executive’s employment by him for good reason (as defined in the agreement), (ii) the executive’s death, (iii) termination of the executive’s employment by the Bank without cause (as defined in the agreements), or (iv) a change in control. Upon a change in control, the Bank will make an irrevocable contribution to the trust in an amount equal to three times the amount of the Bank’s annual contribution to the trust. The Bank’s obligation to make an annual contribution ceases when the executive reaches the age of 65 or if his employment terminates for any reason. Upon termination of the executive’s employment, he is entitled to receive, at age 65, the funds contributed to the trust and the investment proceeds thereon, provided the executive is vested in the benefit. The Bank’s annual contribution for Mr. Tierney is $42,000.

Severance Agreement

The Company has entered into a severance agreement with Robert M. Lallo dated as of May 6, 2003.  Mr. Lallo was the Chief Financial Officer of the Company until April 15, 2003 and the last day of his employment with the Company was May 15, 2003. Pursuant to the agreement, Mr. Lallo will receive severance pay at his rate of pay as of the date of the agreement and certain medical benefits for a period of ten months following termination of his employment.

Employee Stock Ownership Plan

The Bank established an Employee Stock Ownership Plan (the “ESOP”), effective as of November 1, 1985. As amended, employees age 18 or older who have completed at least 500 hours of service with the Bank in a six-month period beginning with the employee’s date of employment or any anniversary thereof are eligible to participate in the ESOP. Notwithstanding the foregoing, each person who is an employee shall be eligible to participate in the ESOP as of the first day of the plan year during which he shall have attained the age of 18 and completed at least twelve months of service with the Bank during which he shall have completed at least 1,000 hours of service.

The ESOP is funded by contributions made in cash or stock. Cash contributions will generally be invested in Common Stock of the Company and stock contributions will be made in Common Stock of the Company. Benefits may be paid in shares of Common Stock or in cash, subject to the participant’s right to require payment in shares.

In November 1993, the ESOP entered into a loan agreement with the Bank pursuant to which the ESOP borrowed $570,000 to purchase 94,256 shares of the Company Common Stock. The loan was repaid during 2000 and al shares have been allocated to the accounts of participants. Commencing in 2001, the Board of Directors may approve annual cash contributions to the ESOP, which will be used to purchase shares of Company Common Stock on the open market for immediate allocation to participants. The amount of any such cash contributions will be based on the Company’s accomplishment of financial goals. For the plan year ended December 31, 2002, a cash contribution in the amount of $450,000 was made to the ESOP, which has thus far been used to purchase 7,500 shares of Common Stock, none of which shares have been or will be allocated to participants for the plan year ended December 31, 2002.

Contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation (including bonuses). As of January 1, 2002, benefits become 20% vested after one year of eligible service with an additional 20% becoming vested each year thereafter. Non-vested benefits that are forfeited are reallocated among remaining participants in the same manner as contributions. Benefits are payable upon retirement, death, disability or separation from service with the Bank. Dividends paid by the Company on allocated shares of Common Stock held in the ESOP may be paid directly to the participants in cash. The Bank’s contributions to the ESOP are not fixed so future benefits payable under the ESOP cannot be estimated.

The ESOP is administered by a Committee, consisting of three Bank employees. A Bank employee serves as the trustee of the ESOP. Under the ESOP, the Committee is required to solicit instructions from the participants with respect to voting shares that have been allocated to such participants, and is required to follow such instructions in directing the trustee to vote such allocated shares. Upon the direction of the Committee, the trustee also exercises numerous other powers including the right to sell or otherwise dispose of Common Stock held by the ESOP.

Equity Compensation Plans

The following table sets forth certain information as of December 31, 2002 regarding securities authorized for issuance under the Company’s equity compensation plans. As of December 31, 2002, all of the Company’s equity compensation plans were approved by the Company’s stockholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a) (c)
Equity compensation plans approved by shareholders	524,753	$12.46	47,450
Equity compensation plans not approved by shareholders	—	—	—

Total	524,753	$12.46	47,450

Section 16(a) Beneficial Ownership Compliance

During 2002, the Company was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 2002, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company’s and the Bank’s officers, Directors and greater-than-10% beneficial owners were complied with during 2002.

Certain Transactions with Management of the Company and Others

Certain of the Directors and officers of the Company and the Bank are at present, as in the past, customers of the Bank and have loans with the Bank in the ordinary course of business. Certain of the directors of the Company and the Bank also are at present, as in the past, directors, officers or stockholders of corporations, trustees of trusts or members of partnerships which are customers of the Bank and which have loans with the Bank in the ordinary course of business. Such loan transactions with directors and officers of the Company and the Bank and with such corporations, trusts and partnerships were on terms, including interest rates and collateral, substantially the same as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other features unfavorable to the Bank. The Bank has discontinued making new loans to Directors and executive officers of the Company and the Bank.

PERFORMANCE GRAPH

The following Performance Graph compares the performance of the Company’s cumulative stockholder return with that of a broad market index (the S&P 500 Index) and a published industry index (the Keefe, Bruyette & Woods New England Bank Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on December 31, 1997. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth certain information as of the Record Date regarding each person known by the Company to own beneficially more than 5% of the Company Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Dennis E. Barry and Joseph L. Barry, Jr. c/o Hallamore Motor Transportation, Inc. 795 Plymouth Street Holbrook, MA 02343	259,000	(3)	6.77%

Banc Fund IV L.P. 208 South LaSalle Street Suite 1680 Chicago, IL 60604-1000	258,968	(4)	6.77

James P. McDonough c/o Abington Bancorp, Inc. 97 Libbey Parkway Weymouth, MA 02189	244,665	(5)	6.28

Joel S. Geller	156,880	(6)	4.10
Wayne P. Smith	74,449	(7)	1.94
Paul C. Green	63,447	(8)	1.66
Gordon N. Sanderson	46,226	(9)	1.21
Bruce G. Atwood	42,833	(10)	1.12
Kevin M. Tierney, Sr.	41,905	(11)	1.08
Robert M. Lallo	35,649	(12)	.93
* William F. Borhek	34,403	(13)	.90
* Rodney D. Henrikson	31,295	(14)	.82
John P. O’Hearn, Jr.	29,268	(15)	.77
A. Stanley Littlefield	26,500	(16)	.69
Jack B. Meehl, Jr.	17,389	(17)	.45
* Ann Carter	12,400	(18)	.32
Laura J. Sen	10,700	(19)	.28
Jeffrey Stone	10,000	(20)	.26
Cynthia A. Mulligan	1,070	(21)	.03
All directors and executive officers as a group (18 persons)	879,081	(22)	21.65

*	Nominee for Director

(1)	Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

(2)	Calculated based on outstanding shares of the Company Common Stock as of the Record Date.

(3)	Based upon information provided to the Company on March 27, 2001, Dennis E. Barry owns 159,000 shares as to which he has sole voting and dispositive power. Based upon information provided to the Company in March 2003, Joseph L. Barry, Jr. owns 100,000 shares as to which he has sole voting and dispositive power.

(4)	Based on a Schedule 13G filed with the SEC on February 13, 2003 jointly by Banc Fund IV L.P., Banc Fund V L.P. and Banc Fund VI L.P. The Schedule 13G shows that Banc Fund IV L.P. has sole voting and dispositive power with respect to 90,600 shares; Banc Fund V L.P. has sole voting and dispositive power with respect to 104,568 shares; and Banc Fund VI L.P. has sole voting and dispositive power with respect to 63,800 shares.

(5)	Includes 70,000 shares subject to currently exercisable options, 15,418 shares held in his self-directed IRA, 128,353 shares owned jointly with his wife and 2,554 shares owned by his wife in a self-directed IRA. Also includes 581 shares held by Mr. McDonough as custodian for one of his two children and 581 shares held by his wife as custodian for one of their two children (1,162 shares total). Mr. McDonough disclaims beneficial ownership of the shares owned directly by his wife. Also includes 14,911 shares held by the ESOP as to which Mr. McDonough has the power to direct the voting. Does not include 10,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the option agreement) is at least $24.90 per share for a period of 30 consecutive business days.

(6)	Includes 7,500 shares subject to currently exercisable options, 2,000 shares owned jointly with his mother, 23,000 shares owned jointly with his wife, 3,568 shares owned directly by his wife, 1,688 shares owned by his son, 2,228 shares owned by his daughter, and 113,026 shares owned by a partnership in which Mr. Geller is a partner. Also includes 1,870 shares accrued under the Company’s Deferred Stock Compensation Plan for Directors. Mr. Geller disclaims beneficial ownership of the 3,568 shares owned directly by his wife and the shares owned by his son and daughter. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(7)	Includes 12,000 shares subject to currently exercisable options, 11,500 shares owned jointly with his wife, 21,374 shares owned by his wife and 1,549 shares accrued under the Company’s Deferred Stock Compensation Plan for Directors. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(8)	Includes 4,970 shares subject to currently exercisable options, 1,000 shares owned jointly with his wife and 28,823 shares held in his self-directed IRA. Also includes 84 shares held by his wife as custodian for each of their two children (168 shares total).

(9)	Includes 12,000 shares subject to currently exercisable options and 34,226 shares owned through a Realty Trust. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(10)	Includes 12,000 shares subject to currently exercisable options, 11,915 shares owned by his wife and 16,846 shares owned by a Trust of which Mr. Atwood is Trustee. Also includes 2,071 shares accrued under the Company’s Deferred Stock Compensation Plan for Directors. Mr. Atwood disclaims beneficial ownership of the shares owned by his wife. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(11)	Includes 39,500 shares subject to currently exercisable options and 1,105 shares held by the ESOP as to which Mr. Tierney has the power to direct voting.

(12)	Includes 1,804 shares held in his self-directed IRA and 8,080 shares owned jointly with his wife. Also includes 3,265 shares held by the ESOP as to which Mr. Lallo has the power to direct voting.

(13)	Includes 9,000 shares subject to currently exercisable options, 21,583 shares owned jointly with his wife and 2,383 shares owned directly by his wife. Also includes 1,135 shares accrued under the Company’s Deferred Stock Compensation Plan for Directors. Mr. Borhek disclaims beneficial ownership of the shares owned directly by his wife. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(14)	Includes 9,000 shares subject to currently exercisable options, 5,516 shares in a corporation of which Mr. Henrikson is an officer, director and stockholder. Also includes 1,904 shares held in his self-directed IRA and 1,904 shares held by his wife in a self-directed IRA. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(15)	Includes 2,646 shares subject to currently exercisable options and 26,622 shares owned jointly with his wife.

(16)	Includes 12,000 shares subject to currently exercisable options and 12,500 shares owned jointly with his wife. Does not include 2,000 shares subject to options which are not exercisable until the fair market value (as defined in the option agreement) of the Company Common Stock is at least $24.90 for a period of 30 consecutive business days.

(17)	Includes 16,400 shares subject to currently exercisable options and 41 shares held by the ESOP as to which Mr. Meehl has the power to direct voting.

(18)	Includes 10,000 shares subject to currently exercisable options, 2,300 shares held in her self-directed IRA and 100 shares owned jointly with her spouse.

(19)	Includes 10,000 shares subject to currently exercisable options and 700 shares owned jointly with her spouse.

(20)	Includes 10,000 shares subject to currently exercisable options.

(21)	Includes 394 shares held in her self-directed IRA and 676 shares owned by her spouse in a self-directed IRA.

(22)	Includes 271,516 shares obtainable by exercise of currently exercisable options held by all directors and executive officers as a group. Also includes 19,322 shares held by the ESOP as to which executive officers of the Company have the power to direct the voting. Does not include 31,000 shares subject to options which by their terms are not exercisable until the fair market value (as defined in the relevant option agreements) of the Company Common Stock is at least $24.90 per share for a period of 30 consecutive business days.

INFORMATION ABOUT INDEPENDENT PUBLIC ACCOUNTANTS

Effective July 1, 2002, the Company dismissed Arthur Andersen LLP as the Company’s independent public accountants. On that date, the Company appointed PricewaterhouseCoopers LLP as its independent auditors. These actions were recommended by the Company’s Audit Committee and approved by the Board of the Company. The Company has continued PricewaterhouseCoopers LLP as its independent auditors for the 2003 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Arthur Andersen’s reports on the Company’s consolidated financial statements for the Company’s fiscal years ended 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two fiscal years and any interim periods preceding the dismissal of Arthur Andersen, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two fiscal years and any interim periods preceding the dismissal of Arthur Andersen, there have been no reportable events of the type required to be disclosed by Item 304(a) (1) (v) of Regulation S-K. The Company has provided Arthur Andersen with a copy of the foregoing disclosures. The aggregate fees paid by the Company for audit services performed in 2002 by Arthur Andersen were $21,500.

During the fiscal year ended December 31, 2002, the Company retained and paid PricewaterhouseCoopers LLP to provide audit and other services, as follows:

Audit Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of $113,000 in fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Form 10-Q for the quarters ended June 30, 2002 and September 30, 2002. PricewaterhouseCoopers LLP also has billed the Company $200,000 with respect to its re-audit of the Company’s financial statements for the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees.    Pricewaterhouse Coopers LLP did not render any professional services relating to the design and implementation of financial information systems.

All Other Fees.    PricewaterhouseCoopers LLP billed the Company an aggregate of $23,000 in fees for audit-related services ($7,000) and tax compliance services ($16,000) rendered for the year ended December 31, 2002. The tax compliance services provided by PricewaterhouseCoopers LLP include preparation of federal and statutory tax returns and Federal and state quarterly payments calculations.

The Audit Committee has discussed the independence of PricewaterhouseCoopers LLP and considered whether the provision of non-audit services is compatible with maintaining auditor independence, and has satisfied itself as to PricewaterhouseCoopers LLP’s independence.

SOLICITATION

Brokers, banks and other nominees will be reimbursed for out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, Georgeson Shareholder Communications Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for a fee not to exceed $5,000, plus reimbursement for out-of-pocket expenses. Proxies may also be solicited personally or by telephone by Directors, officers and certain employees of the Company.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

The proxy materials for the 2004 annual meeting of stockholders are expected to be mailed on or about April 13, 2004. Therefore, in order to be included in proxy materials for the 2004 annual meeting of stockholders, qualifying stockholder proposals must be delivered to the Company at its principal executive offices on or before December 16, 2003. Any such proposal should be mailed to: Clerk, Abington Bancorp, Inc. 97 Libbey Parkway, Weymouth, Massachusetts 02189.

In addition, Section 3 of Article II of the Company’s By-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 60 days nor more than 150 days before the date for such meeting. For next year’s scheduled annual meeting, the deadline for submission of notice is March 19, 2004. Section 3 of Article III of the By-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after March 19, 2004 will be untimely. The By-laws contain a number of other substantive and procedural requirements which should be reviewed by an interested stockholder. A copy of the Company’s By-laws will be provided to any stockholder of the Company at no cost upon written request to the Clerk of the Company.

At the 2004 annual meeting of stockholders or special meeting in lieu thereof, the persons named as proxies in the Company’s proxy for the meeting may vote the proxy in their discretion on any proposal received by the Company after February 27, 2004.

MISCELLANEOUS

The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

APPENDIX A

AUDIT COMMITTEE CHARTER

Statement of Policy

The Audit Committee of Abington Bancorp, Inc. (the Company) is appointed by the board of directors to assist the board in monitoring:

•	corporate accounting and reporting practices of the Company;

•	the integrity of the financial statement of the Company;

•	the Company’s system of internal controls and the effectiveness of the control structure

•	the compliance by the Company with legal and regulatory requirements; and

•	the independence and performance of the Company’s internal and external auditors.

Organization

The Audit Committee shall be appointed by the board of directors on the recommendation of the Nominations and Governance Committee, consist of at least three (3) members and appoint one member as Chairman. The Chairman shall be responsible for the overall leadership and direction of the Audit Committee, including preparation of agendas, presiding at meetings, and the regular reporting to the board of directors about the Audit Committee activities. To the extent practicable, the Chairman shall distribute an agenda and related materials to each of the Audit Committee members reasonably in advance of each meeting. The Chairman will also communicate regularly with the chief executive officer, chief financial officer, and the independent auditors. The Audit Committee shall meet at least four (4) times per year. Special meetings may be convened by the Chairman. The audit committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from the Corporation required from said advisors. The Audit Committee may request any such person, or any officer or employee of the Company, or the Company’s outside counsel or independent auditors to attend a meeting or a portion of a meeting of the Audit Committee.

Qualifications of Members

The members of the Audit Committee shall meet the independence, experience, and financial expertise requirements of applicable law and NASDAQ guidelines. In particular, no member of the Audit Committee may be an “affiliated person” of the Company as that term is defined by the Securities and Exchange Commission. Director’s fees are the only compensation that an Audit Committee member may receive from the Company. In recommending new Audit Committee members, the Nominations and Governance Committee shall consider the duties of the Audit Committee. If the Audit Committee does not have an audit committee financial expert (as that term is defined by the Securities and Exchange Commission), the Company shall disclose in appropriate Exchange Act reports why the Audit Committee does not have an audit committee financial expert. All members of the Audit Committee must be generally knowledgeable in financial and auditing matters and must be able to read and understand financial statements at the time of appointment.

Definition of Independent Auditors

The independent auditor shall be engaged by and accountable to the audit committee. The independent auditor shall also report to the Board of Directors upon request. The independent auditor will provide audit services for no more than ten years. The lead audit partner and audit partner responsible for reviewing the audit will be rotated after five years. The audit committee shall have the sole authority to engage and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional service including all audit engagement fees and terms, and to take or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditor. The audit committee shall also set clear policies and standards relating to hiring of employees or former employees of the independent auditor to ensure continued independence throughout. In hiring the Company’s Chief Executive Officer, Chief Financial Officer, Controller, or Chief Accounting Officer, those individuals cannot have participated in an audit of the Company during the preceding one-year period. The independent audit firm shall be prohibited from auditing the Company’s financial statements if any audit partner earned or received compensation based on selling any non-audit services to the Company at any time during an engagement period. The independent audit firm shall be prohibited during the audit engagement period from providing the following non-audit services to the Company: bookkeeping, financial information systems design and implementation, appraisal and valuation services and fairness opinions, actuarial services, internal audit outsourcing services, management functions, human resources functions, broker-dealer and investment banking services, legal services, and non-audit expert services.

The audit committee shall, on an annual basis obtain from the independent auditor a written disclosure delineating all of its relationships and professional services. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding three years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the audit committee shall evaluate the auditor’s qualifications, performance and independence. The audit committee shall consider the opinions of management and the internal auditor in making such evaluation.

The independent auditor shall ascertain that the audit committee is made aware in a timely report to the audit committee all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.

Responsibilities

1.	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

2.	Review and evaluate the audit procedures, results, and major changes to the Company’s accounting principles and practices as suggested by the independent internal auditors or management.

3.	Select, engage, and terminate the Company’s independent auditors who shall be ultimately accountable to and will report directly to the Audit Committee. The independent auditor shall also report to the Board of Directors upon request.

4.	Approve fees to be paid to the independent auditors for audit services.

5.	Maintain free and open means of communication between the board of directors, the independent auditor, the internal auditor, and the management and employees of the Company especially as it relates to the processing of complaints received by the Company regarding questionable accounting or auditing matters, including suspicions or fraudulent activity.

6.	Approve in advance the retention of the independent auditors for permissible non-audit services and the fee for such service.

7.	Review and evaluate the independent auditor’s qualifications, performance and independence.

8.	Review the appointment or replacement of the senior internal auditing executive or internal auditing firm, considering the importance of maintaining separation of internal and external audit work.

9.	Advise the board with respect to the effectiveness of the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

10.	Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company compliance policies and any material reports or inquiries received from regulators or governmental agencies.

11.	Conduct periodic separate executive sessions with management, the independent auditors, or the internal audit firm.

12.	Report regularly to the Board of Directors on the activities of the Audit Committee and the results of independent audits.

13.	Review all material “related party transactions”.

14.	Annually review and update this charter for consideration by the board of directors and perform and evaluation of the Audit Committee performance and function.

Internal Audit

The internal auditor (or, if outsourced, the internal audit firm(s)) of the Company shall directly report to the chairman of the audit committee, with administrative oversight provided by an appropriate executive officer of the Company. The audit committee will oversee the internal audit function and determine that the internal auditor (or internal audit firm) is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Company and its affiliates.

Financial Reporting Oversight

1.	Review the annual audited financial statement with management and the Company’s independent auditors, including major issues regarding accounting and auditing principles and practices and consider the adequacy of internal controls that could significantly affect the Company’s annual or interim financial statement.

2.	Review with management and the Company’s independent auditors the Company’s quarterly and annual filings with the Security and Exchange Commission and the related financial statements including the results of the independent auditor’s reviews of the Company’s financial statements.

3.	Review any analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company’s quarterly and annual financial statements.

4.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has identified to monitor and control such exposures,

5.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Review the significant reports with management prepared by the internal auditing department or firm, as well as management’s responses.

7.	Review the effectiveness of the internal audit function. Meet on a regular basis with the internal auditing officer or the internal auditing organization.

8.	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

9.	Obtain from the independent auditors assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

10.	Obtain reports from management, the Company’s senior internal auditing executive, or the internal audit firm and the independent auditors that confirm the Company’s subsidiary entities are in conformity with applicable legal requirements.

11.	Discuss with the independent auditors the matters relating to the conduct of the audit as required by the Statement on Auditing Standards No. 61.

12.	Review with the independent auditors any problems or difficulties the auditors may have encountered. Such review should include:

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreement with management as to accounting procedures or policies that should be implemented and that must be resolved in accordance with the Sarbanes-Oxley Act;

•	Any changes required in the planned scope of the internal audit;

•	The internal audit department or internal audit firm responsibilities, budget and staffing;

•	Any recommendations as to internal controls or accounting policies or procedures provided by the independent auditors as well as the company’s response to such recommendations.

13.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement and review and approve all other disclosures regarding the Audit Committee and the performance of its duties to be included in such proxy statement or in any other document or report to be filed with the Securities and Exchange Commission.

14.	Review disclosures made by the Chief Executive Officer and Chief Financial Officer regarding compliance with certification obligations as required by the Sarbanes-Oxley Act of 2002, including internal controls for financial reporting and the evaluation thereof.

15.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Limitations of Audit Committee’s Roles

While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

APPENDIX B

ABINGTON BANCORP, INC.

2003 STOCK INCENTIVE PLAN

ABINGTON BANCORP, INC.

2003 STOCK INCENTIVE PLAN

SECTION 1.     General Purpose of the Plan; Definitions.

The name of the plan is the Abington Bancorp, Inc. 2003 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, directors and employees of Abington Bancorp, Inc. (the “Company”) and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Board” means the Board of Directors of the Company.

“Cause” means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

“Change in Control” shall have the meaning set forth in Section 11(b).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 2.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” shall have the meaning set forth in Section 13.

“Eligible Persons” shall have the meaning set forth in Section 4.

“Fair Market Value” on any given date means the average of the closing price per share of the Stock for the twenty business days prior to and including the date of grant of the option as reported by the Nasdaq Stock Market or another nationally-recognized stock exchange, or, if the Stock is not listed on such an exchange, the fair market value of the Stock as determined by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Merger” shall have the meaning set forth in Section 3(d).

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or a parent or subsidiary of the Company (an “Affiliate”) or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company and its Subsidiaries in accordance with the retirement policies of the Company and its Subsidiaries then in effect.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member, and (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director. “Outside Director” shall be determined in accordance with Section 162(m) of the Code and the Treasury regulations issued thereunder.

“Stock” means the Common Stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means a subsidiary as defined in Section 424 of the Code.

SECTION 2.     Administration of Plan; Committee Authority to Select Participants and Determine Grants.

(a)  Committee.    The Plan shall be administered by a committee of the Board (the “Committee”) consisting of all members of the Compensation Committee of the Company (not less than two (2) persons) who qualify as both an Outside Director and a Non-Employee Director (each as defined above), but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof. Notwithstanding the foregoing, any power of the Committee hereunder may also be exercised by the full Board of Directors in lieu of the Committee.

(b)  Powers of Committee.    The Committee shall have the power and authority to grant Options consistent with the terms of the Plan, including the power and authority:

(i)  to select the directors, officers and employees of the Company and its Subsidiaries to whom Options may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options and Non-Qualified Stock Options, or any combination of the foregoing, granted to any one or more participants;

(iii)  to determine the number of shares to be covered by any Option;

(iv)  to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Option, which terms and conditions may differ among individual Options and participants, and to approve the form of written instruments evidencing the Options; provided, however, that no such action shall adversely affect rights under any outstanding Option without the participant’s consent; and provided further, however, that, except as provided in Section 3(c), the Committee shall have no authority to change the exercise or purchase price of or otherwise reprice any Option after the initial grant of the Option;

(v)  to accelerate the exercisability or vesting of all or any portion of any Option, but only if one of the following four conditions shall be fulfilled: (A) upon the death, retirement or disability of the optionee, (B) in connection with any Change in Control of the Company described in Section 11, or (C) in the case of any option vesting according to the lapse of time, to vest not more quickly than ratably over a period of three years, or (D) in the case of any option vesting according to performance criteria established by the Committee or the Board to vest no earlier than the later of the first anniversary of the date of grant or the satisfaction of such performance criteria;

(vi)  subject to the provisions of Section 5(b)(ii), to extend the period in which any outstanding Stock Option may be exercised, provided, however, that such modification of an Incentive Stock Option may cause the Option to fail to satisfy the incentive stock option requirements of the Code and may not be effected without the consent of the holder; and

(vii)  to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(c)  Decisions Binding.    All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.     Shares Issuable under the Plan; Mergers; Substitution.

(a)  Shares Issuable.    The maximum number of shares of Stock which may be issued as a result of Options granted under the Plan shall be 175,000. For purposes of this limitation, the shares of Stock underlying any Options which are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise) shall be added back to the shares of Stock with respect to which Options may be granted under the Plan so long as the participants to whom such Options had been previously granted retained no benefits of ownership of the underlying shares of Stock to which the Option related. Likewise, if any Option is exercised by the delivery of a number of shares of Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this or any prior stock option plan of the Company, only the number of shares of Stock issued net of the shares of Stock delivered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. Subject to such overall limitation, any type or types of Option may be granted with respect to shares, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

(b)  Limitation on Options.    In no event may any Plan participant be granted Options with respect to more than 50,000 shares of Stock in any calendar year. The number of shares of Stock relating to an Option granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in such calendar year.

(c)  Stock Dividends, Mergers, etc.    In the event that after approval of the Plan by the stockholders of the Company in accordance with Section 13, the Company effects a stock dividend, stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of Stock or securities with respect to which Options may thereafter be granted (including without limitation the limitations set forth in Section 3(a) and Section 3(b) above), (ii) the number and kind of shares remaining subject to outstanding Options, and (iii) the Option or purchase price in respect of such shares. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Options as it may determine and as may be permitted by the terms of such transaction, or accelerate, amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

(d)  Substitute Options.    The Committee may grant Options under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation (collectively, “Merger”). The Committee may direct that the substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.     Eligibility.

Options may be granted only to directors, officers or other key employees of the Company or its Subsidiaries (collectively, “Eligible Persons”).

SECTION 5.     Stock Options.

(a)  Incentive or Non-qualified Stock Options.    Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date of the Plan.

(b)  Terms and Conditions.    The Committee in its discretion may determine the effective date of Stock Options, provided, however, that grants of Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(b) shall be subject to the following terms and conditions and the terms and conditions of Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i)  Exercise Price.    The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of Stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than one hundred ten percent (110%) of Fair Market Value on the grant date.

(ii)  Option Term.    The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of Stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(iii)  Exercisability; Rights of a Shareholder.    Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise.    Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A)  In cash, by certified or bank check or other instrument acceptable to the Committee; or

(B)  If permitted by the Committee, in its discretion, in the form of “mature” shares of Stock (as defined in the Financial Accounting Standards Board’s Emerging Issues Task Force Issue 84-18) that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)  If permitted by the Committee, in its discretion, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(D)  If permitted by the Committee, in its discretion, by reducing the number of option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a Fair Market Value equal to such aggregate exercise price (it being understood that this alternative will be available only if the optionee holds sufficient “mature” shares); or

(E)  By any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Committee, in its discretion) which the Committee determines are consistent with the purpose of the Plan and with applicable laws (including the Sarbanes-Oxley Act of 2002) and regulations.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

(v)  Non-transferability of Stock Options.    Except as otherwise may be provided in this Section 5(b)(v) or in an option agreement governing an Option granted under the Plan, no Stock Option shall be transferable other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. The Committee may, however, in its sole discretion, permit transferability or assignment of a Non-Qualified Stock Option if such transfer or assignment is, in its sole determination, for valid estate planning purposes and such transfer or assignment is permitted under the Code and Rule 16b-3 under the Act. For purposes of this Section 5(b)(v), a transfer for valid estate planning purposes includes, but is not limited to: (a) a transfer to a revocable inter-vivos trust as to which the participant is both the settlor and trustee, and (b) a transfer for no consideration to: (i) any member of the participant’s Immediate Family, (ii) any trust solely for the benefit of members of the participant’s Immediate Family, and (iii) any partnership whose only partners are members of the participant’s Immediate Family, or (iv) any limited liability corporation or corporate entity whose only members or equity owners are members of the participant’s Immediate Family. For purposes of this Section 5(b)(v), “Immediate Family” includes, but is not necessarily limited to, a participant’s parents, spouse, children, grandchildren and great-grandchildren. Nothing contained in this Section 5(b)(v) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Qualified Stock Option or portion thereof, and approval to transfer or assign any Non-Qualified Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Qualified Stock Option or portion thereof. The transferee or assignee of any Non-Qualified Stock Option shall be subject to all of the terms and conditions applicable to such Non-Qualified Stock Option immediately prior to the transfer or assignment and shall be subject to any conditions proscribed by the Committee with respect to such Non-Qualified Stock Option.

(vi)  Annual Limit on Incentive Stock Options.    To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year exceeds $100,000 said excess shall be treated as a Non-Qualified Stock Option.

(vii)  Form of Settlement.    Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

SECTION 6.     Termination of Stock Options.

Unless otherwise provided in the applicable agreement pursuant to which the Option was granted,

(a)  Termination by Death.    If any participant’s employment or directorship with the Company and its Subsidiaries terminates by reason of death, any Stock Option owned by such participant may thereafter be exercised to the extent exercisable at the date of death, by the legal representative or legatee of the participant, for a period of 180 days from the date of death (or such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(b)  Termination by Reason of Disability.    Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of 90 days from the date of such termination of employment or directorship (or such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Stock Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant’s employment or directorship has been terminated by reason of Disability. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 6(b) for the exercise of a Stock Option shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Stock Option, if earlier.

(c)  Termination by Reason of Normal Retirement.    Any Stock Option held by a participant whose employment or directorship with the Company and its Subsidiaries has terminated by reason of Normal Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of thirty (30) days from the date of such termination of employment or, in the case of a Nonqualified Stock Option held by a director of the Company, for a period of one year from the date of such director’s retirement (or such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant’s employment or directorship has been terminated by reason of Normal Retirement. Except as otherwise provided by the Committee at the time of grant, the death of a participant during a period provided in this Section 6(c) for the exercise of an Stock Option shall extend such period for 180 days from the date of death, subject to termination on the expiration of the stated term of the Stock Option, if earlier.

(d)  Voluntary Termination.    Any Stock Option held by a participant whose employment or directorship by the Company and its Subsidiaries has terminated by reason of voluntary resignation by the optionee shall immediately terminate at the end of the last day of the optionee’s employment or effective date of resignation as a director (or in either case for such longer period as the Committee shall specify at any time), or until the expiration of the stated term of the Stock Option, if earlier.

(e)  Termination for Cause.    If any participant’s employment or directorship with the Company and its Subsidiaries has been terminated by the Company or any of its Subsidiaries for Cause, any Stock Option held by such participant shall immediately terminate at the end of the last day of the optionee’s employment or directorship and shall thereafter be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for such longer period as the Committee shall specify at any time, or until the expiration of the stated term of the Stock Option, if earlier. The Committee shall have sole authority and discretion to determine whether a participant’s employment has been terminated for Cause.

(f)  Termination Without Cause.    Unless otherwise determined by the Committee, if a participant’s employment or directorship with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries without Cause, any Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment or directorship, for thirty (30) days from the last day of the optionee’s employment or directorship (or such longer period as the Committee shall specify at any time).

SECTION 7.     Tax Withholding.

(a)  Payment by Participant.    Each participant shall, no later than the date as of which the value of an Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)  Payment in Shares.    A participant may elect, with the consent of the Committee, in its discretion, to have such tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to an Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Option. If shares are withheld from an Option in order to satisfy said withholding tax or payroll tax requirements, only the number of shares with an aggregate Fair Market Value equal to the minimum withholding amount due shall be so withheld.

SECTION 8.     Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)  a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 9.     Amendments and Termination.

The Board may at any time amend or discontinue the Plan, and the Committee may at any time amend or cancel any outstanding Option (or provide substitute Options) for the purpose of responding to comments of regulators, satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect rights under any outstanding Option without the holder’s consent, and further provided that no such action shall violate the provisions of Section 2(b)(iv). However, no such amendment, unless approved by the stockholders of the Company, shall be effective if it would cause the Plan to fail to satisfy the “incentive stock option” requirements of the Code, or cause transactions under the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the date of such amendment.

SECTION 10.     Status of Plan.

With respect to the portion of any Option which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Option or Options. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 11.     Change in Control Provisions.

(a)  In the event of a Change in Control while unexercised Stock Options remain outstanding under the Plan, then (i) the time for exercise of all unexercised and unexpired Options shall be automatically accelerated, effective as of the effective time of the Change in Control (or such earlier date as may be specified by the Committee), and (ii) after the effective time of such Change in Control, unexercised Stock Options shall remain outstanding and shall be exercisable for shares of Stock (or consideration based upon the Fair Market Value of Stock) or, if applicable, for shares of such securities, cash or property as the holders of shares of Stock received in connection with such Change in Control.

(b) “Change in Control” shall mean the occurrence of any one of the following events:

(i)  any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Act) becomes a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)  persons who, as of January 1, 2003, constituted the Company’s Board (the “Incumbent Board”) cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to January 1, 2003 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

(iii)  the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(c)  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

SECTION 12.     General Provisions.

(a)  No Distribution; Compliance with Legal Requirements.    The Committee may require each person acquiring shares pursuant to an Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Option until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock as it deems appropriate.

(b)  Delivery of Stock Certificates.    Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)  Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or any Option under the Plan does not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)  Delegation by Committee.    The Committee may delegate to the Chief Financial Officer or other officer of the Company the authority to make decisions relating to the exercise of Stock Options, including without limitation (i) the authority to permit the holder of an Option to deliver Stock in payment of the exercise price, and (ii) the authority to permit a holder of an Option to satisfy a tax withholding obligation by authorizing the Company to withhold shares from the shares of Stock to be issued pursuant to an Option.

SECTION 13.     Effective Date of Plan.

The Effective Date of the Plan shall be the date of its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve (12) months following the adoption of the Plan.

SECTION	14. Governing Law.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY ABINGTON BANCORP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	Election of Directors		For	With- hold	For All Except

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2003, 11:00 a.m. Eastern Time		William F. Borhek Ann M. Carter	Rodney D. Henrikson	☐	☐	☐

The undersigned stockholder of Abington Bancorp, Inc. (the “Company”) hereby appoints James P. McDonough, Kevin M. Tierney and Joanne Strondak, and each or any of them, proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of theundersigned to vote all shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 31, 2003, at 11:00 a.m. Eastern Time and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except”and write that nominee’s name in the space provided below.
				For	Against	Abstain
	2.	Proposal to approve the Abington Bancorp, Inc. 2003 Stock Incentive Plan.		☐	☐	☐

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders and Proxy
Statement for said Meeting and hereby revokes all proxies, if any, heretofore given by him to others for said Meeting.

If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified hereof by the stockholder with respect to any matter to be acted upon, the shares will be voted upon such matter in accordance with the specification so made. IN THE ABSENCE OF
ANY SPECIFICATION, THE SHARES REP-RESENTED BY THIS PROXY
WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign this proxy exactly as your name appears on the books of the
Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above Co-holder (if any) sign above
†	†

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

ABINGTON BANCORP, INC.

Dear Stockholder:

Please take note of the important Company information enclosed with this proxy card.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card above to indicate how your shares shall be voted. Then sign the card, detach it (except if filled out below) and return your proxy in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held on Thursday, July 31, 2003.

Thank you in advance for your prompt consideration of these matters.

Sincerely, Abington Bancorp, Inc.	Mark box at right if comments or address change have been noted below. ☐

PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.	DO YOU HAVE ANY COMMENTS?